                                                                       EXHIBIT 2

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT (the "Plan") effective as of the 27th day of February, 2004, between Tomahawk Industries, Inc., a Nevada corporation ("Tomahawk"); Glenn A.
Little, a principal stockholder of Tomahawk ("Tomahawk Stockholder"); Sparta
Commercial Services, LLC, a Delaware limited liability company ("Sparta"); and
all of the members of Sparta (the "Sparta Members") by the Managing Member of
Sparta as their authorized agent;

                              W I T N E S S E T H :

     Tomahawk wishes to acquire and the Sparta Members wish to exchange substantially all of the outstanding membership interests of Sparta for the common stock of Tomahawk in a transaction, if applicable, qualifying as a tax-free exchange pursuant to Section 368(a) of the Internal Revenue Code of
1986, as amended; and

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

Section 1.  Exchange of Stock

     1.1 Number of Shares. The Sparta Members agree to transfer to Tomahawk at the closing (the "Closing") substantially all of the outstanding membership interests of Sparta and the outstanding rights accompanying any outstanding membership interests, which are listed in Schedule 4.3 hereof attached hereto and incorporated herein by reference (the "Sparta Shares"), in exchange for
629,874,626 shares (which represents 5,726,133 post reverse split shares assuming effectuation of a contemplated 1 for 110 reverse stock split as provided for in Section 1.7) of the "unregistered" and "restricted" common voting stock of Tomahawk (the "Tomahawk Shares"), such that immediately following the Closing, the Sparta Members shall own shares representing approximately 91.75% of the then-outstanding equity of Tomahawk, fully diluted.
There shall be no shares, options, warrants or rights of any kind to Tomahawk shares outstanding immediately prior to closing other than the securities represented to be outstanding in Section 3.2.

     The Tomahawk Shares to be delivered to the Sparta Members pursuant to this
Agreement have not been, and are not, registered under the Securities Act of
1933, as amended (the "1933 Act"), and, accordingly, such stock is not fully transferable except as permitted under various exemptions contained in the 1933
Act, and the rules of the Securities and Exchange Commission interpreting the
1933 Act. The provisions contained in this paragraph are intended to ensure compliance with the 1933 Act. The certificates evidencing the Tomahawk Shares the Sparta Members will receive shall contain substantially the following legend:

                                        1

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE
                  SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE
                  SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE
                  REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR
                  AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY
                  ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED
                  UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID
                  ACT.

     1.2 Delivery of Certificates. Upon the Closing, Tomahawk shall cause to be delivered by its transfer agent common stock certificate(s) for the Tomahawk
Shares out of its authorized but unissued common stock to the Sparta Members.
The Tomahawk Shares shall be broken down into individual names and amounts as requested in writing by the Managing Member of Sparta as authorized agent for the Sparta Members, and when issued, such shares to be fully paid and nonassessable.

     The transfer of the Sparta Shares by the Sparta Members shall be effected by the delivery to Tomahawk at the Closing of a securities certificate representing the outstanding membership interests. Sparta shall render null any outstanding and issued securities certificates for Sparta membership interests at Closing; alternatively, to the extent any securities certificates for Sparta membership interests are outstanding, Sparta may cause such certificates to be duly endorsed to Tomahawk.

     1.3 Further Assurances. At the Closing and from time to time thereafter, the Sparta Members shall execute such additional instruments and take such other action as Tomahawk may reasonably request in order to exchange and transfer clear title and ownership in the Sparta Shares to Tomahawk.

     1.4 Resignation of Present Directors and Executive Officers and Designation
of New Directors and Executive Officers. On Closing, the present directors and executive officers of Tomahawk shall resign and designate the directors and executive officers nominated by Sparta to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Tomahawk, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

     1.5 Assets and Liabilities of Tomahawk at Closing. At Closing, Tomahawk
shall have no material assets and shall have no liabilities except as provided for in Section 3.4, and Tomahawk Stockholder shall indemnify and hold Sparta and the Sparta Members harmless from any past liabilities that may be discovered. A
Letter of Indemnification is attached hereto as Exhibit A and incorporated herein by reference.

                                        2

     1.6 Name Change. Following the Closing, Tomahawk intends to change the name of Tomahawk to "Sparta Commercial Services, Inc." or such other name as may be designated in writing by Sparta, subject, however, to the approval, if required, of the required number of shares of the outstanding voting securities of
Tomahawk entitled to vote in accordance with the Nevada Revised Business
Corporation Act.

     1.7 Stock Split; Increase in Authorized Capital. At Closing, Tomahawk shall adopt resolutions to effect a reverse stock split of its outstanding common stock, at the rate of 1 for 110 or at such other ratio as selected by Sparta, and/or to increase its authorized capital by an additional 700,000,000 shares or such amount as selected by Sparta, and, if required under Nevada corporations laws, obtain the required number of shares of the outstanding voting securities of Tomahawk entitled to vote in accordance with the Nevada Revised Business
Corporation Act and, if required, amend its Articles of Incorporation.

     1.8 Change of Domicile. Following the Closing, Tomahawk may change its domicile, as selected by Sparta and the Sparta Members, subject, however, to the approval, if required, of the required number of shares of the outstanding voting securities of Tomahawk entitled to vote in accordance with the Nevada
Revised Business Corporation Act.

     1.9 Sale by Tomahawk Stockholder. The Tomahawk Stockholder may not sell, transfer or otherwise dispose of (referred herein as a "Sale") its currently held shares of common stock in Tomahawk, except in accordance with and subject to applicable securities laws, including Rule 144 and except as provided for in this Section 1.9: no Sale of more than 1,650,000 (such number is subject to adjustment on a proportionate basis for all stock splits, and similar adjustments affecting all shareholders of Tomahawk, effected by Tomahawk) of its currently held shares during any 30 day period.

     1.10 Opinion of Counsel of Tomahawk. Sparta and the Sparta Members shall have received an opinion of counsel for Tomahawk, dated as of the Closing, to the effect that (1) the representations of Sections 3.1 and 3.2 are correct; (2)
except as specified in the opinion, counsel knows of no inaccuracy in the representations in Sections 3.4, 3.5, 3.6 and 3.7; and (3) the shares of
Tomahawk to be issued to the Sparta Members under this Plan will, when so issued, be validly issued, fully paid and non-assessable.

Section 2.  Closing

     The Closing contemplated by Section 1.1 shall be held at the offices of Law
Offices of Dan Brecher, 99 Park Avenue, 16th Floor, New York, New York 10016, on
or before February 27, 2004, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                                        3

Section 3.  Representations and Warranties of Tomahawk and Tomahawk Stockholder.

     Tomahawk and Tomahawk Stockholder represent and warrant to, and covenant with, the Sparta Members and Sparta as follows:

     3.1 Corporate Status. Tomahawk is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (which Tomahawk represents to be Nevada only). Tomahawk is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. Tomahawk is a
"reporting issuer," as that term is defined under the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder by the
Securities and Exchange Commission. Tomahawk is "current" in the filing of all reports required to be filed by it under the Securities Exchange Act of 1934, as amended; and such reports are true and correct in every material respect.

     There is presently no public market for the securities of Tomahawk other than its common stock which is listed on the OTC Bulletin Board under the symbol
"TMHK."

     3.2 Capitalization. The authorized capital stock of Tomahawk consists of
200,000,000 shares of common stock, par value $0.001, of which 56,637,228 shares are issued and outstanding all fully paid and non-assessable. There are no outstanding preferred stock, options, warrants, calls or other securities pursuant to which any person has the right to purchase any authorized and unissued common stock or other securities of Tomahawk. No shareholder of
Tomahawk has preemptive rights to acquire additional shares.

     3.3 Financial Statements. The financial statements of Tomahawk consisting of audited financial statements for the years ended April 30, 2003 and 2002, included in its Form 10-KSB, incorporated herein by reference, and unaudited financial statements for the interim periods ended July 31, 2003, October 31,
2003 and January 31, 2004, included in its Form 10-QSB filings, are correct and fairly present the financial condition of Tomahawk at such dates and for the periods involved. Such financial statements were prepared in accordance with generally accepted accounting principles consistently applied. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                        4

     3.4 Undisclosed Liabilities. Tomahawk has no undisclosed liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due. Tomahawk has had no operations, as noted in financial statements, and, as of this date has, and as of the date of Closing shall have, no debts or other obligations, including, but not limited to, taxes, transfer agent fees, attorneys' fees, accounting fees, rent, wages, printing or mailing costs, insurance or any other claims or liabilities, whether disclosed or undisclosed, other than in an amount of up to
$1,000 in total as to all such liabilities. Tomahawk Stockholder shall indemnify and hold Tomahawk, the Sparta Members and Sparta harmless from and against such undisclosed liabilities in accordance with Exhibit A.

     3.5 Interim Changes. Since the filing of the Form 10-QSB for the period ended January 31, 2004, there have been no (1) changes in financial condition, assets, liabilities or business of Tomahawk; (2) damages, destruction or losses of or to property of Tomahawk, payments of any dividend or other distribution in respect of any class of stock of Tomahawk, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) obligations of any kind incurred as to anyone, including, but not limited to compensation, retirement benefits or other commitments to employees.

     3.6 Title to Property. Tomahawk has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Tomahawk are subject to no mortgage, pledge, lien or encumbrance, and no default exists.

     3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Tomahawk, threatened, against or relating to Tomahawk, its properties or business. Further, no officer, director or person who may be deemed to be an affiliate of Tomahawk is party to any material legal proceeding which could have an adverse affect on Tomahawk (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to
Tomahawk.

     3.8 Books and Records. From the date of this Plan to the Closing, Tomahawk will (1) give to the Sparta Members and Sparta or their respective representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that the Sparta Members and Sparta or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Tomahawk as the Sparta Members and Sparta or their respective representatives may reasonably request.

     3.9 Tax Returns. Tomahawk has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

                                        5

     3.10 Confidentiality. Until the Closing (and thereafter if there is no
Closing), Tomahawk and its representatives will keep confidential any information which they obtain from the Sparta Members or from Sparta concerning the properties, assets and business of Sparta. If the transactions contemplated by this Plan are not consummated by the Closing Date, Tomahawk will return to
Sparta all written matter with respect to Sparta obtained by Tomahawk in connection with the negotiation or consummation of this Plan.

     3.11 Investment Intent. Tomahawk is acquiring the Sparta Shares to be transferred to it under this Plan for investment and not with a view to the sale or distribution thereof, and Tomahawk has no commitment or present intention to liquidate Sparta or to sell or otherwise dispose of the Sparta Shares.

     3.12 Due Authorization. Execution of this Plan and performance by Tomahawk hereunder have been duly authorized by all requisite corporate action on the part of Tomahawk, and this Plan constitutes a valid and binding obligation of
Tomahawk and performance hereunder will not violate any provision of the
Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of
Tomahawk.

     3.13 Corporate Authority. Tomahawk has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Sparta Members and Sparta or their respective representatives at the Closing certified copies of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder, and the sole director adopting and delivering such resolutions is the duly elected and incumbent director of Tomahawk.

     3.14 Environmental Matters. Tomahawk has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Tomahawk. In addition, there are no substances or conditions which may support a claim or cause of action against
Tomahawk or any of its current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials"
means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances"
under any applicable federal or state laws or regulations. "Hazardous Materials
Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and
Liability Act, the Resource Conservation and Recovery Act and the Federal Water
Pollution Control Act.

                                        6

Section 4.  Representations, Warranties and Covenants of Sparta

Sparta represents and warrants to, and covenants with, Tomahawk as follows:

     4.1 Sparta Shares. The Sparta Members are the record and beneficial owners of substantially all of the Sparta Shares, of which certain membership interests contain certain conversion rights, as set forth in Schedule 4.3. All Sparta
Shares outstanding are fully paid and non-assessable, free and clear of adverse claims of third parties.

     4.2 LLC Status. Sparta is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
Sparta has filed an application for authority in the State of New York and knows of no other state in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary in such state.

     4.3 Capitalization. The issued and outstanding membership interests of
Sparta consists of the Sparta Shares, as set forth in Schedule 4.3. Except as described herein and in Section 4.1, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital securities of Sparta.

     4.4 Litigation. There is no litigation or proceeding pending, or to the knowledge of Sparta, threatened, against or relating to Sparta or its properties or business, except as set forth in Schedule 4.4. Further, to the best knowledge of management of Sparta, no officer, director or person who may be deemed to be an affiliate of Sparta is party to any material legal proceeding which could have an adverse effect on Sparta (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Sparta.

     4.5 Books and Records. From the date of this Plan to the Closing, Sparta will (1) give to Tomahawk and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Tomahawk may inspect and audit them;
and (2) furnish such information concerning the properties and affairs of Sparta as Tomahawk may reasonably request.

     4.6 Confidentiality. Until the Closing (and continuously if there is no
Closing), Sparta, the Sparta Members and their representatives will keep confidential any information which they obtain from Tomahawk concerning its properties, assets and business. If the transactions contemplated by this Plan are not consummated by the Closing Date, Sparta and the Sparta Members will return to Tomahawk all written matter with respect to Tomahawk obtained by them in connection with the negotiation or consummation of this Plan.

     4.7 Investment Intent. The Sparta Members are acquiring the shares to be exchanged and delivered to them under this Plan for investment and not with a view to the sale or distribution thereof, and the Sparta Members have no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Tomahawk shares.

     4.8 Company Authority. Sparta has full company power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to
Tomahawk or its representative at the Closing a certified copy of resolutions of its Board of Managers authorizing execution of this Plan by its managing member and performance thereunder.

     4.9 Due Authorization. Execution of this Plan and performance by Sparta hereunder have been duly authorized by all requisite company action on the part of Sparta, and this Plan constitutes a valid and binding obligation of Sparta and performance hereunder will not violate any provision of the Certificate of
Formation, Operating Agreement, agreements, mortgages or other commitments of
Sparta.

     4.10 Environmental Matters. Sparta has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Sparta or its predecessors. In addition, to the best knowledge of Sparta, there are no substances or conditions which may support a claim or cause of action against Sparta or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous
Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive
Environmental Response, Compensation and Liability Act, the Resource
Conservation and Recovery Act and the Federal Water Pollution Control Act.

Section 5.  Conditions Precedent to Obligations of Sparta and the Sparta Members

     All obligations of Sparta and the Sparta Members under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

     5.1 Representations and Warranties True at Closing. The representations and warranties of Tomahawk and Tomahawk Stockholder contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

     5.2 Due Performance. Tomahawk and Tomahawk Stockholder shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by it before the Closing.

                                        7

     5.3 Officer's and Tomahawk Stockholder's Certificate. Sparta and the Sparta
Members shall have been furnished with a certificate signed by the President of
Tomahawk and Tomahawk Stockholder, attached hereto as Exhibit B and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Tomahawk and Tomahawk Stockholder contained herein are true and correct; and (2) that since the date of the financial statements, there has been no material adverse change in the financial condition, business or properties of Tomahawk, taken as a whole.

Section 6.  Conditions Precedent to Obligations of Tomahawk

     All obligations of Tomahawk under this Plan are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

     6.1 Representations and Warranties True at Closing. The representations and warranties of Sparta and the Sparta Members contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

     6.2 Due Performance. Sparta and the Sparta Members shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

     6.3 Managing Member Certificate. Tomahawk shall have been furnished with a certificate signed by the Managing Member of Sparta, attached hereto as Exhibit
C and incorporated herein by reference, dated as of the Closing, certifying (1)
that all specified material representations and warranties of Sparta contained herein are true and correct; and (2) that since the date of the financial statements, there has been no material adverse change in the financial condition, business or properties of Sparta, taken as a whole.

     6.4 Opinion of Counsel of Sparta. Tomahawk shall have received an opinion of counsel for Sparta, dated as of the Closing, to the effect that the representations of Sections 4.2 are correct, and that, except as specified in the opinion, counsel knows of no inaccuracy in the representations in 4.4 and
4.8, and that, the Sparta Shares to be delivered to Tomahawk under this Plan will have been validly issued, fully paid and non-assessable, when so delivered.

     6.5 Books and Records. The Sparta Members or the Board of Directors of
Sparta shall have caused Sparta to make available all books and records of
Sparta.

     6.6 Acceptance by Sparta Members. The terms of this Plan shall have been accepted by Sparta Members by execution and delivery of a copy of the Plan and related instruments.

                                        8

Section 7.  Termination

     Prior to Closing, this Plan may be terminated (1) by mutual consent in writing; (2) by either the directors of Tomahawk or Sparta and the Sparta
Members if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the directors of
Tomahawk or Sparta and the Sparta Members if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

Section 8.  General Provisions

     8.1 Further Assurances. At any time, and from time to time, after the
Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Plan.

     8.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     8.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Plan. Tomahawk and
Tomahawk Stockholder agree to indemnify and hold harmless Sparta and the Sparta
Members against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by Tomahawk and/or Tomahawk
Stockholder. Sparta and the Sparta Members agree to indemnify and hold harmless
Tomahawk and Tomahawk Stockholder against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by
Sparta and the Sparta Members.

     8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

     If to Tomahawk:                             Attn.:  Glenn A. Little
                                                 211 West Wall Street
                                                 Midland, TX 70701-4556

     If to Tomahawk Stockholder:                 Attn.:  Glenn A. Little
                                                 211 West Wall Street
                                                 Midland, TX 70701-4556

                                        9

     If to Sparta:                               Attn.:  Anthony Havens
                                                 Sparta Commercial Services, LLC
                                                 P.O. Box 60
                                                 New York, NY 10156

     With a copy to:                             Dan Brecher, Esq.
                                                 Law Offices of Dan Brecher
                                                 99 Park Avenue, 16th Floor
                                                 New York, New York 10016

     If to the Sparta Members:                   Attn.:  Anthony Havens
                                                 Sparta Commercial Services, LLC
                                                 P.O. Box 60
                                                 New York, NY 10156

     8.5 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

     8.6 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

     8.7 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern. Any proceedings, claims or actions of any kind hereunder, if instituted by or on behalf of Tomahawk, its successors or assigns, or the Tomahawk Stockholder shall be brought in the courts located in the County of New York in the State of New York. Any proceedings, claims or actions of any kind hereunder, if instituted by or on behalf of Sparta, its successors or assigns, or the Sparta Members shall be brought in the courts located in Midland
County in the State of Texas.

     8.8 Assignment. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of its rights under this Plan without the prior written consent of the other parties shall be void.

     8.9 Counterparts. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                [remainder of this page left intentionally blank]

                                       10

     IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of
Reorganization effective the day and year first above written.

                                    TOMAHAWK INDUSTRIES, INC.

Date:  February 27, 2004            By:      /s/ Glenn A. Little
                                       -----------------------------------------
                                             Glenn A. Little, President

                                    TOMAHAWK STOCKHOLDER

Date:  February 27, 2004            By:      /s/ Glenn A. Little
                                       -----------------------------------------
                                             Glenn A. Little

                         SPARTA COMMERCIAL SERVICES, LLC

Date:  February 27, 2004            By:      /s/ Anthony Havens
                                       -----------------------------------------
                                             Anthony Havens
                                             Managing Member

                                    SPARTA MEMBERS

Date:  February 27, 2004            By:      /s/ Anthony Havens
                                       -----------------------------------------
                                             Its authorized agent,
                                             Anthony Havens
                                             Managing Member of Sparta

                                       11

                                    EXHIBIT A

                            Letter of Indemnification

Sparta Commercial Services, LLC
P.O. Box 60
New York, NY 10156

Tomahawk Industries, Inc.
211 West Wall
Midland, Texas 79701

     Re:  Tomahawk Industries, Inc., a Nevada corporation (the "Company"),
          Agreement and Plan of Reorganization (the "Plan") with Sparta
          Commercial Services, LLC, a Delaware limited liability company
          ("Sparta"), and all of the members of Sparta (the "Sparta Members")

Dear Ladies and Gentlemen:

     In further consideration of the completion of the Plan and to satisfy one of the conditions pursuant to which Sparta and the Sparta Members have agreed to their respective obligations under the Plan, Glenn A. Little ("Tomahawk
Stockholder"), the principal stockholder of the Company, does hereby (i)
compromise any outstanding liabilities of the Company owed to him for advances or otherwise prior to the closing (the "Closing") of the Plan (excluding any benefits Tomahawk Stockholder may receive under the Plan); (ii) agrees to pay all other outstanding liabilities which were incurred prior to the Closing
(except in an amount of up to a total of $1,000, as provided for in Section 3.4 of the Plan); (iii) represents and warrants that to his knowledge, there are no other outstanding liabilities of the Company which are not specifically and completely set forth in the financial statements of the Company as of October
31, 2003; and (iv) agrees to indemnify and hold the Company, Sparta and the
Sparta Members harmless from and against any and all other liabilities of the
Company existing prior to the Closing. It is specifically represented, understood and agreed that Sparta and the Sparta Members are not and shall not be responsible for any costs, claims or obligations of any type or nature that in any way exist, existed or may exist, wherever asserted, for or to the extent related to any act or occurrence prior to the date of completion of the Plan.

     This Letter of Indemnification and all obligations of any type or nature hereunder shall expire six years from the date hereof.

                                    TOMAHAWK STOCKHOLDER

Date:  February 27, 2004            By:   /s/ Glenn A. Little
                                       -----------------------------------------
                                          Glenn A. Little

                                    EXHIBIT B

          CERTIFICATE OF OFFICER AND PRINCIPAL STOCKHOLDER PURSUANT TO
                      AGREEMENT AND PLAN OF REORGANIZATION

     The undersigned, the President of Tomahawk Industries, Inc., a Nevada
corporation ("Tomahawk"), and the principal stockholder of Tomahawk, represent and warrant the following as required by the Agreement and Plan of
Reorganization (the "Plan") between Tomahawk and Sparta Commercial Services,
LLC, a Delaware limited liability company ("Sparta"), and the Sparta Members, to-wit:

          1. That the undersigned, Glenn A. Little, is the President of Tomahawk and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Sparta and the Sparta Members;

          2. Based upon the personal knowledge, information and belief of the undersigned regarding the Plan:

               (i) All representations and warranties of Tomahawk contained within the Plan are true and correct;

               (ii) Tomahawk has complied with all terms and provisions required of it pursuant to the Plan; and

          (iii) There have been no material adverse changes in the financial position of Tomahawk presented in its financial statements for the periods ended April 30, 2003, July 31, 2003, October 31, 2003, and January 31,
     2004.

                                     TOMAHAWK INDUSTRIES, INC.

Date:  February 27, 2004             By:      /s/ Glenn A. Little
                                        -----------------------------------------
                                              Glenn A. Little
                                              President

Date:  February 27, 2004                      /s/ Glenn A. Little
                                     --------------------------------------------
                                              Glenn A. Little

                                    EXHIBIT C

                   CERTIFICATE OF MANAGING MEMBER PURSUANT TO

                      AGREEMENT AND PLAN OF REORGANIZATION

         The undersigned, the Managing Member of Sparta Commercial Services,
LLC, a Delaware limited liability company ("Sparta"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the
"Plan") between Tomahawk Industries, Inc., a Nevada corporation ("Tomahawk"), the principal stockholder of Tomahawk, Sparta Commercial Services, LLC, a
Delaware limited liability company ("Sparta"), and the Sparta Members, to-wit:

         1. That he is the Managing Member of Sparta and has been authorized and empowered by its Board of Managers to execute and deliver this Certificate to
Tomahawk;

         2. Based on his personal knowledge, information, belief:

                  (i) All representations and warranties of Sparta contained within the Plan are true and correct; and

                  (ii) Sparta has complied with all terms and provisions
required of it pursuant to the Plan.

                                       SPARTA COMMERCIAL SERVICES, LLC

Date:  February 27, 2004               By:     /s/ Anthony Havens
                                          --------------------------------------
                                               Anthony Havens
                                               Managing Member

                                  SCHEDULE 4.3

List of Members and Membership Interests annexed hereto.

                                  SCHEDULE 4.4

None.